Exhibit 99.1

TCP CAPITAL CORP. ANNOUNCES SECOND QUARTER 2017 FINANCIAL RESULTS INCLUDING
NET INVESTMENT INCOME OF $0.43 PER SHARE; THIRD QUARTER DIVIDEND OF $0.36 PER SHARE

SANTA MONICA, Calif., August 3, 2017 – TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (“BDC”) (NASDAQ: TCPC), today announced its financial results for the second quarter ended June 30, 2017 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•	Net investment income for the quarter ended June 30, 2017 was $24.8 million, or $0.43 per share on a diluted basis, net of $0.11 per share in incentive compensation.

•	Net increase in net assets resulting from operations for the quarter ended June 30, 2017 was $20.2 million, or $0.35 per share.

•
On April 25, 2017, we closed a public offering of 5.75 million shares of our common stock at $16.84 per share for gross proceeds of approximately $96.8 million and net proceeds of approximately $93.6 million.

•
Net asset value per share at June 30, 2017 increased to $15.04 from $14.92 at March 31, 2017, primarily a result of net investment income in excess of paid dividends and the accretive impact of our share issuance above NAV in April 2017.

•	Total acquisitions during the quarter ended June 30, 2017 were $266.9 million and total dispositions were $159.0 million.

•	On August 3, 2017, our board of directors declared a third quarter dividend of $0.36 per share payable on September 29, 2017 to shareholders of record as of September 15, 2017.

“We are pleased with our strong performance during the second quarter of 2017, as we out-earned our dividend by $0.07 per share, which we believe demonstrates the earnings power of our portfolio,” said Howard Levkowitz, TCP Capital Corp. Chairman and CEO. “We are also pleased at our strong pace of deployment as we put to work the proceeds of our very accretive equity raise. In the second quarter, we originated a record $267 million in loans, with net deployments of approximately $108 million.  With our robust direct origination platform, we are seeing a significant volume of attractive opportunities, which enables us to grow our portfolio while continuing to be highly selective and disciplined in our investing.”

PORTFOLIO AND INVESTMENT ACTIVITY

As of June 30, 2017, our investment portfolio consisted of debt and equity positions in 94 portfolio companies with a total fair value of approximately $1.45 billion. Debt positions represented approximately 95% of the portfolio at fair value, substantially all of which were senior secured debt. Equity positions, including equity interests in portfolios of debt and lease assets, represented approximately 5% of our investment portfolio.

As of June 30, 2017, the weighted average annual effective yield of our debt portfolio was approximately 11.1%.(1) As of June 30, 2017, approximately 85% of our debt portfolio at fair value had floating interest rates. As of June 30, 2017, we had one debt investment on non-accrual status, totaling 0.1% of the portfolio at fair value.

__________________________
(1) Weighted average annual effective yield includes amortization of deferred debt origination and end-of-term fees and accretion of original issue discount, but excludes market discount, any prepayment and make-whole fee income, and any debt investments on non-accrual status.

During the three months ended June 30, 2017, we invested approximately $266.9 million, primarily in fourteen investments, comprised of nine new and five existing portfolio companies. The investments were comprised of approximately $250.2 million in senior secured loans and $10.9 million in senior secured notes. The remaining $5.8 million was comprised of equity investments, including $5.4 million of additional equity interests in portfolios of debt and lease assets. Additionally, we received proceeds from sales and repayments of investment principal of approximately $159.0 million. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income and create the potential for appreciation, with an emphasis on principal protection.

As of June 30, 2017, total assets were $1,525.7 million, net assets applicable to common shareholders were $883.9 million and net asset value per share was $15.04, as compared to $1,414.1 million, $791.3 million, and $14.92 per share, respectively, as of March 31, 2017.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended June 30, 2017 was approximately $46.2 million, or $0.81 per share, including $0.15 per share from prepayment premiums and related accelerated original issue discount amortization, $0.05 per share from recurring original issue discount amortization and $0.06 per share from recurring income paid in kind. This reflects our policy of recording interest income, adjusted for amortization of premiums and discounts, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended June 30, 2017 were approximately $15.2 million, or $0.27 per share, including interest and other debt expenses of $7.9 million, or $0.14 per share. We also incurred incentive compensation from net investment income of $6.2 million, or $0.11 per share. Excluding incentive compensation, interest and other debt expenses, annualized second quarter expenses were 3.4% of average net assets.

Net investment income for the three months ended June 30, 2017 was approximately $31.0 million, or $0.54 per share, before incentive compensation. Net investment income after incentive compensation was $24.8 million, or $0.43 per share.

Net realized and unrealized losses for the three months ended June 30, 2017 were $4.6 million, or $0.08 per share, comprised of net realized losses of $1.8 million, or $0.03 per share, and unrealized losses of $2.8 million, or $0.05 per share. Realized gains of $7.0 million on the sale of our equity in Blackline and $1.7 million from our equity in Soasta were offset by a $10.1 million loss realization on the restructuring of our loan to Iracore, most of which had been recognized on an unrealized basis in prior periods. Unrealized losses were comprised primarily of a $5.3 million markdown of Kawa, partially offset by various market gains resulting from generally tighter spreads.

Net increase in net assets applicable to common shareholders resulting from operations for the three months ended June 30, 2017 was $20.2 million, or $0.35 per share.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2017, available liquidity was approximately $381.3 million, comprised of approximately $366.0 million in available capacity under our leverage program and $41.6 million in cash and cash equivalents, less approximately $26.3 million in net outstanding settlements.

The combined weighted-average interest rate on debt outstanding at June 30, 2017 was 4.03%.

Total debt outstanding at June 30, 2017 was as follows:

	Maturity	Rate		Carrying Value(1)	Available	Total Capacity
SVCP Facility
SVCP Revolver	2018	L+2.50%	(2)	$—	$116,000,000	$116,000,000
Term Loan	2018	L+2.50%	(2)	100,500,000	—	100,500,000
2019 Convertible Notes ($108 million par)	2019	5.25%		106,776,214	—	106,776,214
2022 Convertible Notes ($140 million par)	2022	4.625%		137,129,428	—	137,129,428
TCPC Funding Facility	2021	L+2.50%	(3)	175,000,000	175,000,000	350,000,000
SBA Debentures	2024-2027	2.58%	(4)	75,000,000	89,000,000	150,000,000
Total debt				594,405,642	$366,000,000	$960,405,642
Unamortized issuance costs				(7,681,532)
Debt, net of unamortized issuance costs				$586,724,110

(1)	Except for the convertible notes, all carrying values are the same as the principal amounts outstanding.

(2)	Based on either LIBOR or the lender’s cost of funds, subject to certain limitations

(3)	Or L+2.25% subject to certain funding requirements

(4)
Weighted-average interest rate on pooled loans of $61.0 million, excluding fees of 0.36%. As of June 30, 2017, the remaining $14.0 million of the outstanding amount was not yet pooled, and bore interest at a temporary rate of 1.55% plus fees of 0.36% through September 20, 2017, the date of the next SBA pooling.

On August 2, 2017, our board of directors re-approved our stock repurchase plan to acquire up to $50 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. There were no stock repurchases during the three months ended June 30, 2017.

RECENT DEVELOPMENTS

On August 3, 2017, our board of directors declared a third quarter cash dividend of $0.36 per share payable on September 29, 2017 to shareholders of record as of the close of business on September 15, 2017.

CONFERENCE CALL AND WEBCAST

TCP Capital Corp. will host a conference call on Thursday, August 3, 2017 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its financial results. All interested parties are invited to participate in the conference call by dialing (866) 393-0571; international callers should dial (206) 453-2872. Participants should enter the Conference ID 48890633 when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Second Quarter 2017 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through August 10, 2017. For the replay, please visit http://investors.tcpcapital.com/events.cfm or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 48890633.

TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	June 30, 2017	December 31, 2016
	(unaudited)
Assets
Investments, at fair value:
Companies less than 5% owned (cost of $1,279,331,045 and $1,174,421,611, respectively)	$1,288,356,263	$1,175,097,468
Companies 5% to 25% owned (cost of $88,515,653 and $75,508,585, respectively)	79,630,291	69,355,808
Companies more than 25% owned (cost of $107,221,632 and $96,135,623, respectively)	77,961,302	70,516,594
Total investments (cost of $1,475,068,330 and $1,346,065,819, respectively)	1,445,947,856	1,314,969,870

Cash and cash equivalents	41,573,835	53,579,868
Accrued interest income:
Companies less than 5% owned	13,636,626	12,713,025
Companies 5% to 25% owned	1,504,322	953,561
Companies more than 25% owned	20,580	25,608
Receivable for investments sold	14,142,637	—
Deferred debt issuance costs	4,094,377	3,828,784
Prepaid expenses and other assets	4,788,185	1,527,745
Total assets	1,525,708,418	1,387,598,461

Liabilities
Debt, net of unamortized issuance costs	586,724,110	571,658,862
Payable for investments purchased	40,429,682	12,348,925
Incentive allocation payable	6,207,263	4,716,834
Interest payable	5,401,642	5,013,713
Payable to the Advisor	718,716	325,790
Unrealized depreciation on swaps	171,006	—
Accrued expenses and other liabilities	2,114,459	2,598,346
Total liabilities	641,766,878	596,662,470
Net assets applicable to common shareholders	$883,941,540	$790,935,991

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 58,792,202 and
53,041,900 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	$58,792	$53,042
Paid-in capital in excess of par	1,038,023,581	944,426,650
Accumulated net investment income	17,007,637	12,533,289
Accumulated net realized losses	(141,836,828)	(134,960,267)
Accumulated net unrealized depreciation	(29,311,642)	(31,116,723)
Net assets applicable to common shareholders	$883,941,540	$790,935,991

Net assets per share	$15.04	$14.91

TCP Capital Corp.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Investment income
Interest income:
Companies less than 5% owned	$42,446,339	$32,315,238	$77,864,793	$63,126,020
Companies 5% to 25% owned	1,813,901	1,601,175	3,540,324	3,133,903
Companies more than 25% owned	1,721,742	846,686	3,357,076	1,377,699
Dividend income:
Companies less than 5% owned	16,627	—	16,627	—
Lease income:
Companies more than 25% owned	74,457	649,785	148,914	1,425,856
Other income:
Companies less than 5% owned	126,074	182,287	614,422	1,120,975
Companies 5% to 25% owned	31,486	—	31,486	-
Total investment income	46,230,626	35,595,171	85,573,642	70,184,453

Operating expenses
Interest and other debt expenses	7,895,627	5,833,727	15,650,654	11,379,008
Management and advisory fees	5,078,988	4,656,418	10,013,029	9,160,502
Administrative expenses	566,703	416,212	1,133,406	837,948
Legal fees, professional fees and due diligence expenses	561,486	730,916	839,207	1,233,611
Director fees	148,040	89,685	308,009	197,609
Insurance expense	108,180	100,846	216,140	201,780
Custody fees	77,504	75,326	159,391	155,851
Other operating expenses	757,782	558,317	1,335,595	1,014,040
Total operating expenses	15,194,310	12,461,447	29,655,431	24,180,349

Net investment income	31,036,316	23,133,724	55,918,211	46,004,104

Net realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Investments in companies less than 5% owned	(1,789,103)	(782,817)	(6,876,561)	(3,726,522)
Investments in companies 5% to 25% owned	—	—	—	315,053
Investments in companies more than 25% owned	—	79,742	—	79,742
Net realized loss	(1,789,103)	(703,075)	(6,876,561)	(3,331,727)

Change in net unrealized appreciation/depreciation	(2,812,416)	3,378,436	1,805,081	(816,165)
Net realized and unrealized gain (loss)	(4,601,519)	2,675,361	(5,071,480)	(4,147,892)

Net increase in net assets from operations	26,434,797	25,809,085	50,846,731	41,856,212

Distributions of incentive allocation to the General Partner from:
Net investment income	(6,207,264)	(4,626,745)	(11,183,642)	(9,200,821)
Net increase in net assets applicable to common shareholders
resulting from operations	$20,227,533	$21,182,340	$39,663,089	$32,655,391

Basic and diluted earnings per common share	$0.35	$0.43	$0.72	$0.67

Basic and diluted weighted average common shares outstanding	57,275,565	49,224,367	55,170,429	48,985,444

ABOUT TCP CAPITAL CORP.

TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on performing credit lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC's investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a leading alternative investment manager. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company's filings with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the "Risks" section of the company's shelf registration statement declared effective on May 3, 2017, and the company's subsequent periodic filings with the SEC. Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

TCP Capital Corp.

CONTACT

TCP Capital Corp.
Jessica Ekeberg
310-566-1094
investor.relations@tcpcapital.com